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                        TEMPORARY INVESTMENT FUND, INC.


                                    BY-LAWS

                  AMENDED AND RESTATED AS OF October 22, 1998


                                   ARTICLE I
                                   ---------

                                 STOCKHOLDERS
                                 ------------


  SECTION 1.  No Annual Meeting Required.  No Annual Meeting of Stockholders of
              --------------------------
the Corporation shall be held unless required by applicable law or otherwise determined by the Board of Directors. Any Annual Meeting shall be held on such date and at such time and place as the Board of Directors may designate.

  SECTION 2.  Special Meetings.  Special meetings of the stockholders for any
              ----------------
purpose or purposes, unless otherwise proscribed by statute or by the Charter, may be held at any place, within or without the State of Maryland, and may be called at any time by the Board of Directors or by the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders entitled to cast at least twenty-five (25) percent of the votes entitled to be cast at such a meeting. Such request shall state the purpose or purposes of the proposed meeting.

  SECTION 3.  Notice of Meetings.  Written or printed notice of the purpose or
              ------------------
purposes and of the time and place of every meeting of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting, by placing such notice in the mail at least ten days, but not more than ninety days, prior to the day named for the meeting addressed to each stockholder at his address appearing on the books of the Corporation or supplied by him to the Corporation for the purpose of notice. The notice of every meeting of stockholders may be accompanied by a form or proxy approved by the Board of Directors in favor of such actions or persons as the Board of Directors may select.

  SECTION 4.  Record Date.  The Board of Directors may fix a date, not less than
              -----------
ten or more than ninety days preceding the date of any meeting of stockholders, as a record date for the determination of stockholders entitled to notice of, or to vote at, any such meeting. The Board of Directors shall not close the


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books of the Corporation against transfers of shares during the whole or any part of such period except as provided in Section 2 of Article IV.

  SECTION 5.  Quorum.  Except as otherwise provided by law or by the Charter of
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the Corporation, as from time to time amended, or by these By-laws, the presence in person or by proxy of stockholders of the Corporation entitled to cast at least a majority of the votes to be cast thereat shall constitute a quorum at each meeting of the stockholders and all questions shall be decided by majority vote of the shares so represented in person or by proxy at the meting and entitled to vote thereat. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

  SECTION 6.  Adjournment.  Any meeting of the stockholders may be adjourned
              -----------
from time to time, without notice other than by announcement at the meeting at which such adjournment is taken, and at any such adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called; provided that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.


                                  ARTICLE II
                                  ----------

                              BOARD OF DIRECTORS
                              ------------------


  SECTION 1.  Election and Powers.  The business, affairs and property of the
              -------------------
Corporation shall be managed by a Board of five (5) Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Charter or by these By-laws required to be exercised or done by the stockholders. The number of Directors comprising the Board may be increased to not more than ten (10) and decreased to not less than three (3) by a vote of the majority of the Board of Directors then in office. Subject to the provisions of Article I, Section 1, the members of the Board of Directors shall be elected by the Stockholders at their Annual Meeting and each Director shall hold office until the Annual Meeting next after his election and until his successor shall have been duly elected and qualified, or until he shall have resigned, or until shall have been removed as provided in Section 10 of this
Article II.

  SECTION 2.  First Regular Meeting.  After each meeting the stockholders at
              ---------------------
which a Board of Directors shall have been elected, the Board of Directors so elected shall meet as soon as

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practicable for the purpose of organization and the transaction of other business, at such time and place as may be designated by the President; and in the event that no other place or earlier time is designated by the President, the Board of Directors shall meet at the office of the Corporation in the City of Washington, District of Columbia, at nine-thirty o'clock A.M., local time, on the second day following such meeting, if not a legal holiday, and if a legal holiday, then on the first day following which is not a legal holiday. No notice of such first meeting shall be necessary if held as hereinabove provided.

  SECTION 3.  Additional Regular Meetings.  In addition to the first regular
              ---------------------------
meeting, regular meetings of the Board of Directors shall be held on such dates as may be fixed, from time to time, by the Board of Directors.

  SECTION 4.  Special Meetings.  Special meetings of the Board of Directors
              ----------------
shall be held whenever called by the President, Vice President, Secretary, by two or more directors or by a majority of the Executive Committee, either in writing or by vote at a meeting.

  SECTION 5.  Place of Meetings.  Subject to the provisions of Section 2 of this
              -----------------
Article II, the Board of Directors may hold its regular and special meetings at such place or places within or without the State of Maryland as it may, from time to time, determine.

  SECTION 6.  Notice of Meetings.  Subject to the provisions of Section 2 of
              ------------------
this Article II, notice of the place, day and hour of every regular and special meeting shall be delivered personally to each director or mailed, telegraphed or cabled to his address on the books of the Corporation at least one day before the meeting. It shall not be requisite to the validity of any meeting of the Board of Directors that notice thereof shall have been given to any director who is present thereat, or if absent waives notice thereof in writing filed with the records of the meeting either before or after the holding thereof. No notice of any adjourned meeting of the Board of Directors need by given.

  SECTION 7.  Quorum.  A majority of the Board of Directors then in office, but
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in no case less than two (2) directors, shall be necessary to constitute a quorum for the transaction of business at every meeting of the Board of Directors; but if at any meeting there be less than a quorum present, a majority of those present may adjourn the meeting from time to time, but not for a period over thirty days at any one time, without notice other than by announcement at the meeting until a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

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  SECTION 8.  Vacancies.  Any vacancy occurring by reason of an increase in the
              ---------
number of directors may be filled by a majority of the entire Board of Directors. Any vacancy occurring for any other cause, except removal by the stockholders, may be filled by a majority of the remaining members of the Board of Directors. Any director chosen to fill a vacancy shall hold office until the next annual meeting of stockholders and until his successor shall have been duly chosen and qualified.

  SECTION 9.  Compensation.  Any director, whether or not he is a salaried
              ------------
officer or employee of the Corporation, may be compensated for his services as director or as a member of a committee, or as Chairman of the Board of Directors or Chairman of a committee, and in addition may be reimbursed for transportation and other expenses, all in such manner and amounts as the director may from time to time determine.

  SECTION 10.  Removal.  At any meeting of the stockholders called for that
               -------
purpose, any director may, by vote of stockholders entitled to cast a majority of the votes, be removed from office, with or without cause, and another may be elected in the place of the person so removed, to serve for the remainder of his term.

  SECTION 11.  Executive Committee.  The Board of Directors may, by resolution
               -------------------
adopted by a majority of the whole Board, designate two (2) or more of its members to constitute an Executive Committee which committee, during intervals between meetings of the Board, shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation to the extent permitted by law. In the absence of any member of the Executive Committee, the member or members thereof present at any meeting, whether or not he or they constitute a quorum, may appoint a member of the Board of Directors to act in the place of the absent member.

  SECTION 12.  Qualifications of Directors.  No person over the age 75 shall be
               ---------------------------
eligible to serve as a director of the Fund. Directors of the Fund (excluding those persons serving as a director of the Fund on October 8, 1993) shall retire as directors as of the Fund's fiscal year during which they first attain the age of 75.

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                                  ARTICLE III
                                  -----------

                                   OFFICERS
                                   --------

  SECTION 1.  Executive Officers.  The Board of Directors shall elect a
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President, one or more Vice Presidents, one of whom may be elected Vice
President-Finance, a Secretary and a Treasurer, and from time to time may appoint such Assistant Secretaries, Assistant Treasurers and such other officers, agents, and employees as it may deem proper. If an annual meeting of stockholders is held, the Board of Directors shall elect such officers at its first meeting following such annual meeting of stockholders. Two or more offices, except those of President and Vice President, may be held by the same person. The Board may appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board.

  SECTION 2.  Term.  The term of office of all officers shall be one year and
              ----
until their respective successors are elected and qualify, but any officer may be removed from office, either with or without cause, at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. A vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors.

  SECTION 3.  President.  The President shall be the chief executive and
              ---------
administrative officer of the Corporation; he shall have the management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.

  SECTION 4.  Vice Presidents.  The Corporation shall have one or more Vice
              ---------------
Presidents, one of whom may be elected Vice President-Finance. The Vice President-Finance shall serve as the principal assistant to the President in the performance of the President's duties as chief executive officer of the Corporation, and shall perform such of the duties and exercise such of the powers of the President as shall be delegated or assigned to the Vice President-Finance by the President or by the Board of Directors. He shall, subject to the control of the Board of Directors, perform the duties of the President in the President's absence or inability to act and shall have general supervision over the other Vice Presidents in the performance of their duties. Each other Vice President shall perform such duties as may be assigned to him by the Board of Directors, the President or the Vice President-Finance.

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  SECTION 5.  Secretary.  The Secretary shall attend all meetings of the Board
              ---------
of Directors and all meetings of the stockholders and record all the proceedings of the meetings of the stockholders and of the Board of Directors in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

  SECTION 6.  Treasurer.  The Treasurer shall have the custody of the corporate
              ---------
funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors at the regular meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

  SECTION 7.  Assistant Officers.  The Board of Directors may elect one or more
              ------------------
Assistant Secretaries and one or more assistant Treasurers. Each Assistant Secretary, if any, and each Assistant Treasurer, if any, shall, at the request of or in the absence or disability of the Secretary or the Treasurer, as the case may be, perform the duties and exercise the powers of the Secretary or the Treasurer, as the case may be. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

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                                  ARTICLE IV
                                  ----------

                                     STOCK
                                     -----


  SECTION 1.  Certificates.  Each stockholder shall be entitled upon written
              ------------
request to a stock certificate or certificates, certifying the number and kind of shares owned by him, signed by the President or a Vice President and the Treasurer or an Assistant Treasurer, which signatures may be either manual or facsimile signatures, and sealed with the seal of the Corporation, which seal may be either facsimile or any other form of seal. Stock certificates shall be in such form, not inconsistent with law or with the certificate of incorporation, as shall be approved by the Board of Directors.

  SECTION 2.  Transfer of Shares.  Shares of stock shall be transferable on the
              ------------------
books of the Corporation by the holder thereof, in person or by duly authorized attorney, upon the surrender of the certificate representing the shares to be transferred, properly endorsed, at such times as provided in the Charter.

  SECTION 3.  Transfer Agents and Registrars.  The Corporation may have one or
              ------------------------------
more Transfer Agents and one or more Registrars of its stock, whose respective duties the Board of Directors may, from time to time, define. No certificate of stock shall be valid until countersigned by a Transfer Agent, if the Corporation shall have a Transfer Agent, or until registered by a Registrar, if the Corporation shall have a Registrar. The duties of Transfer Agent and Registrar may be combined.

  SECTION 4.  Mutilated, Lost or Destroyed Certificates. The holder of any
              -----------------------------------------
certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any mutilation, loss or destruction thereof, and the Board of Directors may in its discretion cause one or more new certificates, for the same number of shares in the aggregate, to be issued to such holder upon the surrender of the mutilated certificate, or in case of loss or destruction of the certificate, upon satisfactory proof of such loss or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such sureties or securities as the Board of Directors may require to indemnify the Corporation against loss or liability by reason of the issuance of such new certificates, but the Board of Directors may in its discretion refuse to issue such new certificate, save upon the order of some court having jurisdiction in such matters.

  SECTION 5.  Stock Ledgers.  The Corporation shall not be required to keep
              -------------
original or duplicate stock ledgers at its principal office in the City of Baltimore, Maryland, but stock

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ledgers shall be kept at the respective offices of the Transfer Agents of the
Corporation's capital stock.


                                   ARTICLE V
                                   ---------

                                     SEAL
                                     ----

  The seal of the Corporation shall be in such form as the Board of Directors shall prescribe.


                                  ARTICLE VI
                                  ----------

                               SUNDRY PROVISIONS
                               -----------------


  SECTION 1.  Amendments.  Except as otherwise provided in the Charter, the Laws
              ----------
of Maryland or the Investment Company Act of 1940, the By-laws of the Corporation may be amended, added to, rescinded or repealed by a majority vote of the stock entitled to vote present or represented at any annual or special meeting of the stockholders, provided notice of the proposed change is given in the notice of the meeting. Subject to the power of the stockholders to alter, amend or repeal any By-laws made by the Board of Directors, the Board of Directors at any meeting thereof may make additional By-laws for the Corporation and may from time to time amend, add to, rescind or repeal these By-laws.


  SECTION 2.  Indemnification of Directors and Officers.
              -----------------------------------------
  (a)  Indemnification.  The Corporation shall indemnify its directors to the
       ---------------
fullest extent that indemnification of directors is permitted by the Maryland General Corporation Law. The Corporation shall indemnify its officers to the same extent as its directors and to such further extent as is consistent with law. The Corporation shall indemnify its directors and officers who while serving as directors or officers also serve at the request of the Corporation as a director, officer, partner, trustee, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan to the same extent as its directors and, in the case of officers, to such further extent as is consistent with law. This Article shall not protect any such person against any liability to the Corporation or any stockholder thereof to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office ("disabling conduct").

  (b)  Advances.  Any current or former director or officer of the Corporation
       --------
claiming indemnification within the

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scope of this Section 2 shall be entitled to advances from the Corporation for payment of the reasonable expenses incurred by him in connection with proceedings to which he is a party in the manner and to the full extent permissible under the General Laws of the State of Maryland, the Securities Act of 1933 and the Investment Company Act of 1940, as such statues are now or hereafter in force.

  (c)  Procedure.  On the request of any current or former director or officer
       ---------
requesting indemnification or an advance under this Section 2, the Board of Directors shall determine, or cause to be determined, in a manner consistent with the General Laws of the State of Maryland, the Securities Act of 1933 and the Investment Company Act of 1940, as such statues are now or hereafter in force, whether the standards required by this Section 2 have been met.

  (d)  Other Rights.  The indemnification provided by this Section 2 shall not
       ------------
be deemed exclusive of any other right, in respect of indemnification or otherwise, to which those seeking such indemnification may be entitled under any insurance or other agreement, vote of stockholders or disinterested directors or otherwise, both as to action by a director or officer of the Corporation in his official capacity and as to action by such person in another capacity while holding such office or position, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

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